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                                                                    EXHIBIT 3.5


                            ARTICLES OF INCORPORATION

                                       OF

                        BIG 10 FISHING TOOL COMPANY, INC.



         ONE. The name of the corporation is BIG 10 FISHING TOOL COMPANY, INC.

         TWO. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a professional permitted to be incorporated by the California Corporations Code.

         THREE. The name and address in this state of the corporation's initial agent for service of processing accordance with subdivision (b) of Section 1502 is:

                  Kenneth M. Byrum
                  1515 - 20th Street
                  Bakersfield, California 93301

         FOUR. The total number of shares which this corporation is authorized to issue is 100,000.



Dated:  June 3, 1980


                                                     /s/ KENNETH M. BYRUM
                                                     ---------------------------
                                                     KENNETH M. BYRUM



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                                   DECLARATION

     I hereby declare that I am in the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.




                                                     /s/ KENNETH M. BYRUM
                                                     ---------------------------
                                                     KENNETH M. BYRUM